UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2014
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

1520 E. Pima St., Phoenix, AZ 85034
(Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On June 13, 2014, Michael J. Schifsky tendered his resignation from his position as Senior Vice President and General Manager of Xhibit Corp. (“Xhibit” or the “Company”) terminating his At-Will Employment Agreement dated June 4, 2012 (the "Employment Agreement").  Mr. Schifsky’s resignation is effective as of June 30, 2014.  Also on June 13, 2014, the Company entered into an Employee Resignation Agreement and General Release (the "Mutual Release Agreement") with Mr. Schifsky.  Pursuant to the Mutual Release Agreement, which is subject to a seven day revocation period which began on June 13, 2014, the Company, its subsidiaries and Mr. Schifsky are mutually releasing any claims they may have against each other.  Also pursuant to the Mutual Release, Mr. Schifsky agreed to perform certain consulting services for the Company in exchange for a $51,000 consulting fee payment, equal to Mr. Schifsky's current salary, which will be paid to Mr. Schifsky in bi-weekly installments during the period July 1, 2014 to September 30, 2014. As required under the Employment Agreement, Mr. Schifsky executed the Termination Certification attached to the Employment Agreement on June 13, 2014.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are provided herewith:

Number	Exhibit Description
10.1	Employee Resignation Agreement and General Release between Xhibit Corp. and Michael J. Schifsky dated June 13, 2014.
10.2	Termination Certification between NB Manufacturing, Inc. and Michael J. Schifsky dated June 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 19, 2014

Xhibit Corp., a Nevada corporation By: /s/ Scott Wiley Scott Wiley, CFO